FOR IMMEDIATE RELEASE

CONTACT: Debra Nalchajian-Cohen
(559) 222-1322

CENTRAL VALLEY COMMUNITY BANCORP
INCREASES QUARTERLY CASH DIVIDEND AND
ANNOUNCES STOCK REPURCHASE PLAN

FRESNO, CALIFORNIA...July 19, 2018... The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), has declared an increase in its regular quarterly cash dividend to $0.08 per share on the Company’s common stock. The dividend is payable on August 17, 2018 to shareholders of record as of August 3, 2018.
The Board of Directors of the Company also approved the adoption of a program to effect repurchases of the Company’s common stock.  Under the program, the Company may repurchase up to $10 million of the Company’s outstanding shares of common stock, which represents approximately 3% of the Company’s outstanding shares of common stock, or approximately 470,810 shares based on the closing stock price of the Company’s common stock on July 18, 2018 of $21.24. The share repurchase program will begin on July 19, 2018 and end on July 18, 2019.  The shares will be repurchased in open market transactions through brokers, subject to availability. All such transactions will be structured to comply with SEC Rule 10b-18, and all shares repurchased will be retired.
“Our Board of Directors has determined the current best use for a portion of our excess capital is to purchase available shares from the market. Central Valley Community Bancorp continues to show profitability and exceeds the levels of a well capitalized bank, while our asset quality continues improve.  Our current market price and

- more -

Central Valley Community Bancorp - Page 2

market capitalization is less than what our Board of Directors feels is a true reflection of the value of our stock and this repurchase of our stock should benefit our shareholders,” stated James M. Ford, President and Chief Executive Officer of Central Valley Community Bancorp and Central Valley Community Bank.
Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank operates 22 full service offices throughout California’s San Joaquin Valley and Greater Sacramento Region.  Additionally, the Bank maintains Commercial Real Estate, Agribusiness and SBA Lending Departments. Central Valley Investment Services are provided by Raymond James Financial, Inc.
Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel J. Doyle (Chairman), Daniel N. Cunningham (Lead Independent Director), Edwin S. Darden, Jr., F. T. “Tommy” Elliott, IV, James M. Ford, Robert J. Flautt, Gary D. Gall, Steven D. McDonald, Louis C. McMurray, Karen Musson, and William S. Smittcamp. Sidney B. Cox is Director Emeritus.
More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com. Also, visit Central Valley Community Bank on Twitter and Facebook.

###

Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained herein that are not historical facts, such as statements regarding the Company’s current business strategy and the Company’s plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties.  Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company’s results of operations, the Company’s ability to continue its internal growth at historical rates, the Company’s ability to maintain its net interest margin, and the quality of the Company’s earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2017.  Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.